REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

Board of Trustees of Two Roads
Shared Trust
and Shareholders of Holbrook
Income Fund

In planning and performing our
audit of the financial statements
of Holbrook Income Fund (a
fund in the Two Roads Shared
Trust) (the "Fund") as of and for
the year ended April 30, 2018, in
accordance with the standards of
the Public Company Accounting
Oversight Board (United States),
we considered the Fund's
internal control over financial
reporting, including controls
over safeguarding securities, as a
basis for designing audit
procedures for the purpose of
expressing an opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of the
Fund's internal control over
financial reporting. Accordingly,
we express no such opinion.

Management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits and
related costs of controls. A
fund's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability
of financial reporting and the
preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles.
A fund's internal control over
financial reporting includes those
policies and procedures that (1)
pertain to the maintenance of
records that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of
the assets of the fund; (2)
provide reasonable assurance
that transactions are recorded as
necessary to permit preparation
of financial statements in
accordance with generally
accepted accounting principles,
and that receipts and
expenditures of the fund are
being made only in accordance
with authorizations of
management and directors of the
fund; and (3) provide reasonable
assurance regarding prevention
or timely detection of
unauthorized acquisition, use, or
disposition of the fund's assets
that could have a material effect
on the financial statements.

Because of its inherent
limitations, internal control over
financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or the degree of
compliance with policies and
procedures may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation of
a control does not allow
management or employees, in
the normal course of performing
their assigned functions, to
prevent or detect misstatements
on a timely basis. A material
weakness is a deficiency, or a
combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the
Fund's annual or interim
financial statements will not be
prevented or detected on a
timely basis.

Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal control
over financial reporting that
might be material weaknesses
under standards established by
the Public Company Accounting
Oversight Board (United States).
However, we noted no
deficiencies in the Fund's
internal control over financial
reporting and its operation,
including controls over
safeguarding securities, that we
consider to be material
weaknesses as defined above as
of April 30, 2018.

This report is intended solely for
the information and use of
management and the Board of
Trustees of the Two Roads
Shared Trust and the U.S.
Securities and Exchange
Commission, and is not intended
to be and should not be used by
anyone other than these specified
parties.


/s/ GRANT THORNTON
LLP


New York, New York
June 29, 2018